SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2007
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
This Form 8-K is being filed by The Goodyear Tire & Rubber Company (the “Company”) to retrospectively adjust portions of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed on February 16, 2007 (the “2006 Annual Report”), to reflect that the Company’s Engineered Products Business Segment (“Engineered Products”) is now being treated as a discontinued operation.
     On March 23, 2007, the Company entered into an agreement (the “Agreement”) to sell substantially all of the business activities and operations of Engineered Products to EPD Inc (“EPD”), a company controlled by Carlyle Partners IV, L.P., an affiliate of the Carlyle Group. The purchase price is approximately $1.5 billion in cash, subject to post closing adjustments. The closing of the transaction is subject to the receipt of antitrust and other governmental approvals and other customary closing conditions. In addition, the closing of the transaction is subject to EPD’s completion of a labor agreement with the United Steelworkers. In connection with entering into the Agreement, the Company determined that the operating results of Engineered Products would be classified as a discontinued operation in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007.
     The following Items of the 2006 Annual Report are being adjusted retrospectively to reflect the determination described above (which Items as adjusted are attached as Exhibits hereto and hereby incorporated by reference herein):

Item 7 —	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8 –	Financial Statements and Supplementary Data
Item 15 –	The following Financial Statement Schedules and Exhibits:
Schedule I –	Condensed Financial Information of Registrant
Schedule II –	Valuation and Qualifying Accounts
Exhibit 12.1 –	Statement of Ratio of Earnings to Fixed Charges
     No Items of the 2006 Annual Report other than those identified above are being revised by this filing. Information in the 2006 Annual Report is generally stated as of December 31, 2006 and this filing does not reflect any subsequent information or events other than reclassifications to reflect the treatment of Engineered Products as a discontinued operation. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2006 Annual Report for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than the events described above. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2006 Annual Report and such Quarterly Report on Form 10-Q and other filings. The Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2006 Annual Report.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
23.1	Consent of PricewaterhouseCoopers LLP

99.1	Item 7, Form 10-K – Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Item 8, Form 10-K— Financial Statements and Supplementary Data

99.3	Item 15, Form 10-K – Schedule I – Condensed Financial Information of Registrant

99.4	Item 15, Form 10-K – Schedule II – Valuation and Qualifying Accounts

99.5	Item 15, Form 10-K – Exhibit 12.1 – Statement of Ratio of Earnings to Fixed Charges

THE GOODYEAR TIRE & RUBBER COMPANY

Date: May 3, 2007	By	/s/ Richard J. Kramer

Richard J. Kramer
President, North American Tire and Chief Financial Officer

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